EXHIBIT 1

TRANSACTIONS DURING THE PAST 60 DAYS

The Reporting Persons engaged in the following transactions in shares of Common Stock of the Company during the past 60 days.  Such transactions involved the sale of shares on the New York Stock Exchange.  Certain of the prices reported below reflect the weighted average sale price of the shares of Common Stock sold on the relevant date.  The Reporting Persons hereby undertake to provide upon request to the SEC staff full information regarding the number of shares and prices at which each transaction was effected.

Date	Type	Price		Shares
10/9/2012	Sale	$ 6.6006	1	6537
10/10/2012	Sale	$ 6.5466	2	24061
10/11/2012	Sale	$ 6.5564	3	19314
10/12/2012	Sale	$ 6.5731	4	14757
10/16/2012	Sale	$ 6.5000		5683
10/17/2012	Sale	$ 6.5000		1400
11/20/2012	Sale	$ 5.5439	5	27700
11/21/2012	Sale	$ 5.8218	6	26000
11/23/2012	Sale	$ 6.0029	7	2048
11/26/2012	Sale	$ 6.0033	8	12179
11/27/2012	Sale	$ 6.0419	9	7429
11/28/2012	Sale	$ 6.0401	10	40430
11/29/2012	Sale	$ 6.1656	11	72008
11/30/2012	Sale	$ 6.5842	12	39276
12/3/2012	Sale	$ 6.6590	13	48207
12/4/2012	Sale	$ 6.5713	14	12667
12/5/2012	Sale	$ 6.5125	15	8510
12/6/2012	Sale	$ 6.3765	16	11003

1 This transaction was executed in multiple trades at prices ranging from $6.55 – 6.69.
2 This transaction was executed in multiple trades at prices ranging from $6.52 – 6.59.
3 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.65.
4 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.62.
5 This transaction was executed in multiple trades at prices ranging from $5.50 – 5.62
6 This transaction was executed in multiple trades at prices ranging from $5.67 – 5.94.
7 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.01.
8 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.04.
9 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.07.
10 This transaction was executed in multiple trades at prices ranging from $6.00 – 6.08.
11 This transaction was executed in multiple trades at prices ranging from $6.07 – 6.29.
12 This transaction was executed in multiple trades at prices ranging from $6.57 – 6.62.
13 This transaction was executed in multiple trades at prices ranging from $6.61 – 6.73.
14 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.70.
15 This transaction was executed in multiple trades at prices ranging from $6.50 – 6.60.
16 This transaction was executed in multiple trades at prices ranging from $6.30 – 6.45.